UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip Code)

281-776-7000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TLRD	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, in October 2017, Tailored Brands, Inc. (the “Company”) amended its asset-based revolving credit agreement (the “ABL Facility”), the material terms of which are described in Note 6 to the consolidated financial statements included in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the Securities and Exchange Commission on March 29, 2019, and incorporated by reference herein.

As reported in the Company’s Form 8-K filed on March 19, 2020, the Company completed certain borrowings under its ABL Facility. As of March 19, 2020, total borrowings outstanding under the ABL Facility were $360.0 million and letters of credit totaling approximately $26.5 million were also issued and outstanding. Upon reassessment of the Company’s remaining availability under the ABL Facility and determining that an additional borrowing was prudent to maximize cash on hand in response to the coronavirus outbreak, on March 31, 2020, the Company notified JPMorgan Chase Bank, N.A., as administrative agent under the ABL Facility, to draw $25.0 million under the ABL Facility. The ABL Facility matures on October 25, 2022.

As of March 31, 2020, total borrowings outstanding under the ABL Facility were $385.0 million and letters of credit totaling approximately $26.5 million were also issued and outstanding. As of March 31, 2020, the current interest rate for borrowings under the ABL Facility is approximately 2.2%.

Item 8.01 Other Events.

On March 31, 2020, the Company issued a press release announcing that, after instituting enhanced social distancing and sanitation protocols that meet or exceed those recommended by the Centers for Disease Control and Prevention, it has reopened its e-commerce fulfillment centers effective Monday, March 30th and these centers have begun shipping online orders.

While the Company’s retail stores will remain temporarily closed until at least May 4, 2020, Men’s Wearhouse and Jos. A. Bank can now ship directly to customers who place retail orders on the brands’ respective websites (www.menswearhouse.com and www.josabank.com) as well as rental orders previously placed in-store and new rental reservations made online.

Additionally, the Company also announced that its factory in New Bedford, Massachusetts, in conjunction with a leading privately held manufacturer and distributor of medical supplies, will begin the production of cotton washable facemasks that can be used when an FDA approved mask is not available. The factory will use the manufacturer’s material and specifications and provide the sewing.

The Company will bring back furloughed employees to make 50,000 masks over the next few weeks and will continue to look for additional opportunities to help front-line healthcare professionals. The New Bedford factory will undergo the same enhanced social distancing and sanitation protocols as our e-commerce fulfillment centers.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking information, including the Company’s statements regarding its ability to reopen its e-commerce fulfillment centers and ship products and rental orders, the temporary cosing of its retail stores until at least May 4, 2020 and the ability of the Company to make masks, and look for additional opportunities to help, front-line healthcare professionals. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements.  The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors.  Factors that might cause or contribute to such differences include, but are not limited to: actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key employees; success, or lack thereof, in formulating or executing our internal strategies and operating plans including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes to our capital allocation policy; changes in demand for our retail clothing or rental products; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; public health crises, including the recent coronavirus outbreak; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

 Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

The following exhibit is included in this Form 8-K.

99.1	Press Release of the Company dated March 31, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated March 31, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:April 1, 2020

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik

Senior Vice President and Chief Accounting Officer